Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 13, 2022, with respect to the consolidated financial statements of Scilex Holding Company, included in the Proxy Statement of Vickers Vantage Corp. I that is made a part of Amendment No. 5 to the Registration Statement (Form S-4 No. 333-264941) and Prospectus of Vickers Vantage Corp. I for the registration of its common stock.

/s/ Ernst & Young LLP

San Diego, California

October 18, 2022